UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 4, 2006

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 — Regulation FD
Item 7.01 Regulation FD
On October 4, 2006, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release announcing that it will offer a special attrition program to all UAW associates at AAM’s master agreement facilities in the fourth quarter of 2006. In conjunction with this special attrition program, AAM expects to initiate additional restructuring actions in 2006 to realign its production capacity and cost structure to current and projected operational and market requirements. These actions are expected to include salaried workforce reductions, the redeployment of machinery and equipment to support new programs, and other steps to rationalize underutilized capacity. As a result of these anticipated special charges, AAM withdraws its 2006 earnings and cash flow guidance provided on June 8, 2006.
A copy of the press release is attached as Exhibit 99.1.
On October 4, 2006, the Company will conduct a webcast and teleconference and is expected to discuss the following:
•	AAM’s special attrition program for UAW associates.
•	AAM currently estimates the total cost of benefits provided to associates on layoff will approximate $80 million in 2006. This estimate includes supplemental unemployment benefits, pension and postretirement benefit expense, medical and other benefits.

•	AAM currently has approximately 1,400 associates on layoff. Excluding the impact of the special attrition program, AAM expects the number of associates on layoff to increase in 2007.
•	AAM’s production outlook for the major product programs it supports.
•	Full year 2006 program volumes are expected to be down approximately 8 — 10% year-over-year.

•	Third quarter 2006 program volumes were down approximately 20% as compared to the third quarter of 2005.

•	Fourth quarter 2006 program volumes are expected to be down approximately 15% as compared to the fourth quarter of 2005.
•	AAM’s capital spending outlook.
•	AAM expects a reduction in capital spending in 2007 as compared to 2006.
•	AAM’s liquidity position as of September 30, 2006.
•	Total availability under credit facilities is approximately $1.285 billion.

•	Net debt outstanding is approximately $615 million.

•	Cash and availability under credit facilities is approximately $670 million.
This information shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated October 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: October 4, 2006	By:	/s/ Michael K. Simonte
Michael K. Simonte
Vice President — Finance & Chief Financial Officer
(also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page
Exhibit 99.1	Press Release dated October 4, 2006.	5